UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

American Superconductor Corporation

(Exact name of registrant as specified in charter)

Delaware	0-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Technology Drive, Westborough, MA	01581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 836-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously reported on June 14, 2007, Thomas M. Rosa, Vice President, Chief Financial Officer and Treasurer of American Superconductor Corporation (the “Company”), notified the Company that he will be resigning effective July 9, 2007 to pursue other business opportunities.

On June 28, 2007, the Company and Mr. Rosa entered into a Transition Agreement pursuant to which Mr. Rosa’s employment with the Company shall terminate on July 9, 2007 (the “Resignation Date”).

The Transition Agreement provides that Mr. Rosa will receive the following severance benefits upon his resignation from the Company:

•	42 weeks of base salary continuation.

•

If Mr. Rosa elects to enroll in and continue his medical/dental insurance through COBRA, the Company shall pay the Company portion of his monthly premium payments for 42 weeks or until he obtains other employment, whichever occurs first.

Under the terms of the Transition Agreement, Mr. Rosa has agreed to make himself available to advise and consult with the Company, to assist in the transition to a new Chief Financial Officer, for up to 80 hours during the first eight weeks after he leaves the Company.

The foregoing summary of the Transition Agreement, is qualified in its entirety by the text of the Transition Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Transition Agreement, dated June 28, 2007, between Thomas M. Rosa and American Superconductor Corporation.

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: July 2, 2007	By:	/s/ Gregory J. Yurek
Gregory J. Yurek
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Agreement, dated June 28, 2007, between Thomas M. Rosa and American Superconductor Corporation.

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